Exhibit 10.20

RESIDENTIAL LEASE AGREEMENT

THIS LEASE (the “Lease”) dated this 5th day of August, 2020

BETWEEN:

Redwood Gospel Missions

(the “Landlord”)

-AND-

Asien’s Appliance

(the “Tenant”)

(individually the “Party” and collectively the “Parties”)

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant and other valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties agree as follows:

Leased Property

1.	The Landlord agrees to rent to the Tenant the warehouse, municipally described as 1821 Piner Road, Santa Rosa, CA 95403 (the “Property”), for use as residential premises only.

2.	Subject to the provisions of this Lease, apart from the Tenant, no other persons will live in the Prope1ty without the prior written permission of the Landlord.

3.	No guests of the Tenants may occupy the Property for longer than one week without the prior written consent of the Landlord.

4.	No animals are allowed to be kept in or about the Property.

5.	Subject to the provisions of this Lease, the Tenant is entitled to the use of parking on or about the Prope1ty.

6.	The Tenant and members of Tenant’s household will not smoke anywhere in the Property nor permit any guests or visitors to smoke in the Property.

7.	The Tenant and members of Tenant’s household will not vape anywhere in the Property nor permit any guests or visitors to vape in the Property.

Term

8.	The term of the Lease is a periodic tenancy commencing at 12:00 noon on August 1, 2020 and continuing on a month-to-month basis until the Landlord or the Tenant terminates the tenancy.

9.	Notwithstanding that the term of this Lease commences on August 1, 2020, the Tenant is entitled to possession of the Property at 12:00 noon on August 1, 2020.

10.	Any notice to terminate this tenancy must comply with the applicable legislation of the State of California (the “Act”).

Rent

11.	Subject to the provisions of this Lease, the rent for the Property is $2,000.00 per month (the “Rent”).

12.	The Tenant will pay the Rent on or before the fast (1st) day of each and every month of the term of this Lease to the Landlord at 1821 Piner Road or at such other place as the Landlord may later designate by cash, check or direct debit from a bank or other financial institution.

Inspections

13.	The Tenant acknowledges that the Tenant inspected the Property, including the grounds and all buildings and improvements, and that they are, at the time of the execution of this Lease, in good order, good repair, safe, clean, and tenantable condition.

14.	At all reasonable times during the term of this Lease and any renewal of this Lease, the Landlord and its agents may enter the Property to make inspections or repairs, or to show the Property to prospective tenants or purchasers in compliance with the Act.

Tenant Improvements

15.	The Tenant will obtain written permission from the Landlord before doing any of the following:

a.	applying adhesive materials, or inserting nails 01’ hooks in walls or ceilings other than two small picture hooks per wall;

b.	painting, wallpapering, redecorating or in any way significantly altering the appearance of the Property;

c.	removing or adding walls, or performing any structural alterations;

d.	installing a waterbed(s);

e.	changing the amount of heat or power normally used on the Property as well as installing additional electrical wiring or heating units;

f.	placing or exposing or allowing to be placed or exposed anywhere inside or outside the Property any placard, notice or sign for adve1tising or any other purpose; or

g.	affixing to or erecting upon or near the Prope1ty any radio or TV antenna or tower.

Utilities and Other Charges

16.	The Landlord is responsible for the payment of the following utilities and other charges in relation to the Property: electricity, water/sewer, natural gas and heating oil/propane.

Insurance

17.	The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss.

18.	The Tenant is not responsible for insuring the Landlord’s contents and furnishings in or about the Property for either damage OT loss, and the Tenant assumes no liability for any such loss.

Attorney Fees

19.	In the event that any action is filed in relation to this Lease, the unsuccessful Patty in the action will pay to the successful Patty, in addition to all the sums that either Party may be called on to pay, a reasonable sum for the successful Party’s attorney fees.

Governing Law

20.	This Lease will be construed in accordance with and exclusively governed by the laws of the State of California.

Severability

21.	If there is a conflict between any provision of this Lease and the Act, the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.

22.	The invalidity or unenforceability of any provisions of this Lease will not affect the validity or enforceability of any other provision of this Lease. Such other provisions remain in full force and effect.

Amendment of Lease

23.	This Lease may only be amended or modified by a written document executed by the Parties.

Assignment and Subletting

24.	The Tenant will not assign this Lease, or sublet or grant any concession or license to use the Property or any part of the Property. Any assignment, subletting, concession, or license, whether by operation of law or othe1wise, will be void and will, at Landlord’s option, terminate this Lease.

Damage to Property

25.	If the Property should be damaged other than by the Tenant’s negligence or willful act or that of the Tenant’s employee, family, agent, or visitor and the Landlord decides not to rebuild or repair the Property, the Landlord may end this Lease by giving appropriate notice.

Care and Use of Property

26.	The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Property or to any furnishings supplied by the Landlord.

27.	The Tenant will not engage in any illegal trade or activity on or about the Property.

28.	The Parties will comply with standards of health, sanitation, fire, housing and safety as required by law.

29.	The Parties will use reasonable efforts to maintain the Prope1ty in such a condition as to prevent the accumulation of moisture and the growth of mold. The Tenant will promptly notify the Landlord in writing of any moisture accumulation that occurs or of any visible evidence of mold discovered by the Tenant. The Landlord will promptly respond to any such written notices from the Tenant.

30.	If the Tenant is absent from the Property and the Property is unoccupied for a period of 4 consecutive days or longer, the Tenant will arrange for regular inspection by a competent person. The Landlord will be notified in advance as to the name, address and phone number of the person doing the inspections.

31.	At the expiration of the term of this Lease, the Tenant will quit and surrender the Property in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and tear excepted.

32.	If the Tenant suspects that there are bed bugs on the Property, the Tenant will immediately inform the Landlord.

Rules and Regulations

33.	The Tenant will obey all rules and regulations of the Landlord regarding the Property.

Megan’s Law

34.	NOTICE: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet website maintained by the Department of Justice at www.meganslaw.ca.gov. Depending on the offender’s criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides.

Address for Notice

35.	For any matter relating to this tenancy, the Tenant may be contacted at the Property or through the phone number below:

a.	Name: Asien’s Appliance.

b.	Phone:

36.	For any matter relating to this tenancy, whether during or after this tenancy has been terminated, the Landlord’s address for notice is:

a.	Name: Redwood Gospel Missions.

b.	Address: 1821 Piner Road.

The contact information for the Landlord is:

c.	Phone:

General Provisions

37.	All monetary amounts stated or referred to in this Lease are based in the United States dollar.

38.	Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord’s rights under this Lease in respect of any subsequent defaults, breaches or non-performance and will not defeat or affect in any way the Landlord’s rights in respect of any subsequent default or breach.

39.	This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each Party. All covenants are to be construed as conditions of this Lease.

40.	All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be additional rent and will be recovered by the Landlord as rental arrears.

41.	Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other’s acts, omissions and liabilities pursuant to this Lease.

42.	Locks may not be added or changed without the prior written agreement of both Parties, or unless the changes are made in compliance with the Act.

43.	The Tenant will be charged an additional amount of $25.00 for each N.S.F. check or checks returned by the Tenant’s financial institution.

44.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Lease. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

45.	This Lease may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

46.	This Lease constitutes the entire agreement between the Parties.

47.	During the last 30 days of this Lease, the Landlord or the Landlord’s agents will have the privilege of displaying the usual ‘For Sale’ or ‘For Rent’ or ‘Vacancy’ signs on the Property.

48.	Time is of the essence in this Lease.

IN WITNESS WHEREOF Asien’s Appliance and Redwood Gospel Missions have duly affixed their signatures on this 5th day of August, 2020.

Redwood Gospel Missions

Per:	/s/	(Seal)

/s/ Robert D. Patterson
Asien’s Appliance

The Tenant acknowledges receiving a duplicate copy of this Lease signed by the Tenant and the Landlord on the 5th day of August, 2020

/s/ Robert D. Patterson
Asien’s Appliance